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                                   EXHIBIT 11

              Computation of Net Income per Share of Common Stock




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
                                                  Three Months Ended December 31,              Six Months Ended December 31,
                                                 --------------------------------            ---------------------------------
                                                      1996               1995                   1996                  1995
                                                 ------------        ------------            ------------         ------------
Net income                                       $  1,185,444        $    811,131            $  1,228,543         $  1,612,589
                                                 ============        ============            ============         ============
Primary:
 Weighted average number of shares
  outstanding during the period                     2,134,534           2,165,399               2,134,319            2,150,973
 Dilutive impact of unexercised
  common stock options                                 10,761              31,282                  11,012               31,281
                                                 ------------        ------------            ------------         ------------
 Weighted average number of shares
  outstanding for the period                        2,145,295           2,196,681               2,145,331            2,182,254
                                                 ============        ============            ============         ============

 Net income per share                            $       0.55        $       0.37            $       0.57         $       0.74
                                                 ------------        ------------            ------------         ------------
Fully diluted:
 Weighted average number of shares
  outstanding during the period                     2,134,534           2,165,399               2,134,319            2,150,973
 Dilutive impact of unexercised
  common stock options                                 11,038              31,282                  11,038               31,281
                                                 ------------        ------------            ------------         ------------
 Weighted average number of shares
  outstanding for the period                        2,145,572           2,196,681               2,145,357            2,182,254
                                                 ------------        ------------            ------------         ------------
 Net income                                      $       0.55        $       0.37            $       0.57         $       0.74
                                                 ============        ============            ============         ============

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